Exhibit 25.9

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER

THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of

a Trustee Pursuant to Section 305(b)(2)

UNION BANK OF CALIFORNIA, NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

94-0304228

I.R.S. Employer Identification No.

400 California Street San Francisco, California	94104
(Address of principal executive offices)	(Zip Code)

Douglas J. Schlafer

Union Bank of California, N.A.

475 Sansome Street

Corporate Trust - 12th Floor

San Francisco, CA 94111

(415) 296-6754

(Name, address and telephone number of agent for service)

(COMPANY NAME)

(Issuer with respect to the Securities)

(STATE OF DOMICILE)	(TAXPAYER ID)
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

(ADDRESS)	(ZIP CODE)
(Address of Principal Executive Offices)	(Zip Code)

(Title of the Indenture Securities)

FORM T-1

Item 1.	GENERAL INFORMATION. Furnish the following information as to the Trustee.

a)	Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)	Whether it is authorized to exercise corporate trust powers.

Trustee is authorized to exercise corporate trust powers.

Item 2.	AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

In answering this item, the trustee has relied, in part, upon information furnished by the obligor and the underwriters, and the trustee disclaims responsibility for the accuracy or completeness of such information. The trustee has also examined its own books and records for the purpose of answering this item.

Items 3-15	Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.	LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1.	A copy of the Articles of Association of the Trustee.*

2.	A copy of the certificate of authority of the Trustee to commence business.*

3.	A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

4.	A copy of the existing bylaws of the Trustee.*

5.	A copy of each Indenture referred to in Item 4. Not applicable.

6.	The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939. Attached as Exhibit 6.

7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority. Attached as Exhibit 7.

*	Exhibits 1 through 3 are incorporated by reference to T-1 as presented on S-4 Registration No. 333-103873 filed with the SEC.

NOTE

The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligors within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligors, or affiliates, are based upon information furnished to the Trustee by the obligors. While the Trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefor.

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, Union Bank of California, National Association, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of San Francisco, State of California on the 14th day of April, 2004.

Union Bank of California, N.A.

By:	/s/ Douglas J. Schlafer
Vice President

2

EXHIBIT 6

CONSENT OF THE TRUSTEE

REQUIRED BY SECTION 321(b) OF THE ACT

April 14, 2004

Securities and Exchange Commission

Washington, D.C. 20549

Ladies and Gentlemen:

In connection with the qualification of an indenture for subordinated indebtedness among Mellon Funding Corporation (the “Company”), Mellon Financial Corporation, as guarantor, and Union Bank of California, N.A. (the “Trustee”) and various supplemental indentures thereto, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that reports of examinations of the undersigned by federal, state, territorial, or district authorities authorized to make such examinations may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

Sincerely,

Union Bank of California, N.A.

By:	/s/ Douglas J. Schlafer
Corporate Trust Vice President

Exhibit 7

Consolidated Report of Condition of

Union Bank of California, National Association

of San Francisco in the State of California, at the close of business December 31, 2003, published in response to call made by the Comptroller of the Currency, under Title 12, United States Code, Section 161. Charter 21541

BALANCE SHEET

Dollar Amounts In Thousands
ASSETS

Cash and balances due from depository institutions:
Noninterst-bearing balances and currency and coin	$2,493,956
Interest-bearing balances	223,661
Securities:
Held-to-maturity securities	0
Available-for-sale securities	10,764,189
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold in domestic offices	769,720
Securities purchased under agreements to resell	0
Loans and lease financing receivables:
Loans and leases held for sale	12,151
Loans and leases, net of unearned income	25,320,167
LESS: Allowance for loan and lease losses	504,570
Loans and leases, net of unearned income and allowance	24,815,597
Trading assets	276,613
Premises and fixed assets	496,912
Other real estate owned	5,689
Investments in unconsolidated subsidiaries and associated companies	166
Customers’ liability to this bank on acceptances outstanding	71,078
Intangible assets:
Goodwill	219,796
Other intangible assets	57,714
Other assets	1,721,465

Total assets	41,928,707

Exhibit 7

LIABILITIES

Deposits:
In domestic offices	33,824.680
Noninterest-bearing	16,668,476
Interest-bearing	17,156,204
In foreign offices, Edge and Agreement subsidiaries, and IBFs	3,039,651
Noninterest-bearing	619,328
Interest-bearing	2,420,323
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased in domestic offices	175,666
Securities sold under agreements to repurchase	105,302
Trading liabilities	117,522
Other borrowed money	212,089
Bank’s liability on acceptances executed and outstanding	71,078
Subordinated notes and debentures	100,000
Other liabilities	545,451
Total liabilities	38,191,439

Minority interest in consolidated subsidiaries	0

EQUITY CAPITAL

Perpetual preferred stock and related surplus	0
Common stock	604,577
Surplus	1,126,015
Retained earnings	1,955,154
Accumulated other comprehensive income	51,522
Other equity capital components	0

Total equity capital	3,737,268

Total liabilities, minority interest, and equity capital	41,928,707